EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the year ended December 31, 2016 of Gold Standard Ventures Corp. of our report dated March 30, 2017, relating to the consolidated financial statements as at and for the fiscal years ended December 31, 2016 and 2015.

/s/ “DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

March 30, 2017